Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-71034 and No. 33-71488 of Holophane Corporation on Form S-8 of our reports dated February 21, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Holophane Corporation for the year ended December 31, 1996.





Deloitte & Touche LLP
Columbus, Ohio
March 27, 1997